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SEC 1913 (3-99)

For Immediate Release

The McGraw-Hill Companies to Enhance Corporate Governance Provisions

- To Recommend Annual Election of Directors

and Removal of Supermajority Voting Provisions at 2010 Annual Meeting -

New York, NY, April 17, 2009 – Harold McGraw III, Chairman of the Board, President and Chief Executive Officer of The McGraw-Hill Companies, Inc., (NYSE: MHP) announced today that following discussions with shareholders of the matters to be acted upon at the Annual Meeting of Shareholders to be held on April 29, 2009, he recommended to The McGraw-Hill Companies’ Board of Directors that the Corporation eliminate its classified Board of Directors and the requirements in the Corporation’s Certificate of Incorporation for supermajority votes to approve certain corporate actions.

At a Board of Directors’ meeting held yesterday, the Board unanimously determined to recommend to shareholders at the 2010 Annual Meeting an amendment to the Corporation’s Certificate of Incorporation to provide that all of the Directors be elected at each Annual Meeting, thereby eliminating the classified structure which results in one-third of the Directors being elected each year. Also, the Board unanimously determined to recommend at the 2010 Annual Meeting amendments to the Corporation’s Certificate of Incorporation to eliminate the supermajority votes required for various corporate actions.

Commenting on the Board’s actions, Mr. McGraw said: “We remain fully dedicated to driving shareholder value, and we believe that these actions demonstrate our commitment to be responsive to our shareholders and to maintain and enhance a corporate governance structure that serves the best interests of our shareholders.”

About The McGraw-Hill Companies:

Founded in 1888, The McGraw-Hill Companies is a leading global information services provider meeting worldwide needs in the financial services, education and business information markets through leading brands including Standard & Poor’s, McGraw-Hill Education, BusinessWeek and J.D. Power and Associates. The Corporation has more than 280 offices in 40 countries. Sales in 2008 were $6.4 billion. Additional information is available at http://www.mcgraw-hill.com.

Investor Relations: http://www.mcgraw-hill.com/investor_relations

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Release issued: April 17, 2009

Contacts for The McGraw-Hill Companies:

Media Relations Contacts: Steven H. Weiss Vice President, Corporate Communications (212) 512-2247 (office) (917) 699-9389 (mobile) weissh@mcgraw-hill.com	Investor Relations Contact: Donald S. Rubin Senior Vice President, Investor Relations (212) 512-4321 (office) (212) 512-3840 (fax) donald_rubin@mcgraw-hill.com

Frank Briamonte Senior Director, Corporate Communications (212) 512-4145 (office) (201) 725-6133 (mobile) frank_briamonte@mcgraw-hill.com